                                                                      Exhibit 11

                                       CRYSTAL OIL COMPANY

                          COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                         (In Thousands Except Share and Per Share Amounts)
                                         (Unaudited)


                                        Three Months Ended            Six Months Ended
                                              June 30                      June 30
                                       ---------------------        ---------------------
                                        1995           1994          1995           1994
                                     -----------   -----------     -----------   -----------
Primary: (Including dilutive
  Common Stock equivalents)
  Income (loss) from operation      $      (139)  $      (246)  $       389    $    (1,348)
  Adjustments to income (loss)
    (net of income tax):
    Non-interest bearing
      convertible notes
      amortization of discount               --            --            --             --
                                    -----------   -----------   -----------    -----------

  Adjusted net income (loss)        $      (139)  $      (246)  $       389    $    (1,348)
                                    -----------   -----------   -----------    -----------
                                    -----------   -----------   -----------    -----------

  Weighted average of common
    and common equivalent
    shares:
    Outstanding                       2,624,045     2,551,539     2,624,045      2,527,451
    Assuming conversion of:
      Stock options, net
        of treasury shares                   --            --        29,701             --
      Senior preferred stock
        through the exercise
        of warrants                          --            --            --             --
      Remaining senior
        preferred stock                      --            --        33,274             --

      Series A preferred stock               --            --            --             --
                                    -----------   -----------   -----------    -----------
                                      2,624,045     2,551,539     2,687,020      2,527,451
                                    -----------   -----------   -----------    -----------
                                    -----------   -----------   -----------    -----------

  Per share amount:
    Net income (loss)                $     (.05)  $      (.10)   $      .14    $      (.53)
                                    -----------   -----------   -----------    -----------


                                                                    Exhibit 11
                                                                    (continued)

                                  CRYSTAL OIL COMPANY

                     COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                    (In Thousands Except Share and Per Share Amounts)
                                      (Unaudited)




                                        Three Months Ended            Six Months Ended
                                              June 30                      June 30
                                       ---------------------        ---------------------
                                        1995           1994          1995           1994
                                     -----------   -----------     -----------   -----------
Fully-diluted:
  Income (loss) from operation       $      (139)  $       (246)   $       389   $     (1,348)
  Adjustments to income (loss)
    (net of income tax):
    Non-interest bearing
      convertible notes
      amortization of discount                --             --             --             --
                                     -----------   ------------   ------------    -----------
  Adjusted net income (loss)         $      (139)  $       (246)   $       389    $    (1,348)
                                     -----------   ------------   ------------    -----------
                                     -----------   ------------   ------------    -----------

  Weighted average of
    common shares:
    Outstanding                        2,624,045      2,551,539      2,624,045      2,527,451
    Assuming conversion of:
      Stock options, net
        of treasury shares                    --             --         29,701             --
      Senior preferred stock
        through the exercise
        of warrants                           --             --             --             --
      Remaining senior
        preferred stock                       --             --         33,274             --

      Series A preferred stock                --             --             --             --
                                     -----------   ------------    -----------    -----------
                                       2,624,045      2,551,539      2,687,020      2,527,451
                                     -----------   ------------    -----------    -----------
                                     -----------   ------------    -----------    -----------
  Per share amount:
      Net income (loss)              $      (.05)  $       (.10)   $       .14     $     (.53)
                                     -----------   ------------    -----------     ----------
                                     -----------   ------------    -----------     ----------


NOTE: See Notes 5 and 6 of Notes to Consolidated Condensed Financial Statements.